EXHIBIT 10.16

Form of Stock Option Award Agreement

This Stock Option Award Agreement (this “Agreement”) is effective as of ______________ by and between Innovation Pharmaceuticals Inc., a Nevada corporation (f/k/a Cellceutix Corporation) (the “Company”) and _________________ (the “Holder”).

Grant Date: ________________

Exercise Price per Share: ________________

Number of Option Shares: ________________

Class of Common Stock: ________________

Expiration Date: ________________

1. Grant of Option.

1.1 Grant; Type of Option. The Company hereby grants to the Holder an option (the “Option”) to purchase the total number of shares of Class ___ Common Stock of the Company (the “Common Stock”) equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Company’s 2010 Equity Incentive Plan (the “Plan”). The Option is intended to be a Non-qualified Stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.

1.2 Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Holder to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2. Exercise Period; Vesting.

2.1 Vesting Schedule. The Option vests and becomes exercisable with respect to _______ shares on ______________, vests and becomes exercisable with respect to _____________ shares on ___________, and vests and becomes exercisable with respect to ________________ on ____________.

2.2 Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3. Termination of Continuous Service.

3.1 Termination by Reason of Death. If the Holder’s employment by, or association with, the Company or any Subsidiary terminates as a result of the Holder’s death, the vested portion of the Option may be exercised by the legal representative of the Holder’s estate, or by the legatee of the Holder under the will of the Holder, but only within the time period ending on the earlier of: (a) the date one (1) year following the Holder’s death and (b) the Expiration Date.

3.2 Termination by Reason of Disability. If the Holder’s employment by, or association with, the Company or any Subsidiary terminates as a result of the Holder’s Disability, the Holder may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date one (1) year following the Holder’s termination and (b) the Expiration Date.

3.3 Termination by Reason of Normal Retirement. If the Holder’s employment by, or association with, the Company or any Subsidiary terminates due to Normal Retirement, the Holder my exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) one (1) year from the date of such termination and (b) the Expiration Date.

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3.4 Other Termination. If the Holder’s employment by, or association with, the Company or any Subsidiary terminates for any reason other than cause, death, Disability or Normal Retirement, the Holder may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date three (3) months following such termination or (b) the Expiration Date.

3.5 Termination for Cause. If the Holder’s employment by, or association with, the Company or any Subsidiary terminates for cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

4. Manner of Exercise.

4.1 Election to Exercise. To exercise the Option, the Holder (or in the case of exercise after the Holder’s death or incapacity, the Holder’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the manner designated by the Committee.

4.2 Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise. Such payment may be made in cash (by check) or, where expressly approved for the Holder by the Board and where permitted by law:

(a)	by cancellation of indebtedness of the Company to the Holder;

(b)	by transfer of Shares that either (1) have been owned by Holder for more than six (6) months and have been paid for within the meaning of SEC Rule 144; or (2) were obtained by Holder in the public market;

(c)	by waiver of compensation due or accrued to Holder for services rendered;

(d)	by tender of property;

(e)	with a promissory note in favor of the Company, which such note shall (1) provide for full recourse to the maker, (2) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of the Option, (3) bear interest at the prime rate of the Company’s principal lender, and (4) contain such other terms as the Board in its sole discretion shall reasonably require;

(f)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists.

4.3 Withholding. The Holder must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Holder may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means:

(a)	tendering a cash payment;

(b)

authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Holder as a result of the exercise of the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(c)	delivering to the Company previously owned and unencumbered shares of Common Stock.

The Company has the right to withhold from any compensation paid to a Holder.

4.4 Issuance of Shares. Provided that the exercise notice and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Common Stock registered in the name of the Holder, the Holder’s authorized assignee, or the Holder’s legal representative which shall be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

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5. No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Holder any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Holder.

6. Transferability. The Option is not transferable by the Holder other than to a designated beneficiary upon the Holder’s death or by will or the laws of descent and distribution, and is exercisable during the Holder’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

7. Change in Control.

7.1 Non-Approved Transactions. If any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, and the Board does not authorize or otherwise approve such acquisition, the Option shall become immediately vested and exercisable with respect to 100% of the shares subject to the Option.

7.2 Approved Transactions. In the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, which has been approved by the Company’s Board, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the Participant, (i) accelerating vesting of the Option or (ii) cancel the Option and pay to the Participant the Repurchase Value of the Option.

7.3 No acceleration. Notwithstanding any provisions of this Option or the Plan to the contrary, no acceleration shall occur with respect to any Option to the extent such acceleration would cause the Plan or the Option to fail to comply with Code Section 409A.

8. Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by Section 3.2 of the Plan.

9. Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Holder’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Holder’s liability for Tax-Related Items.

10. Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Holder with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Holder understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Holder under this Agreement shall be in writing and addressed to the Holder at the Holder’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

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12. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

13. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Holder or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Holder and the Company.

14. Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Holder and the Holder’s beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

16. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Holder’s employment with the Company.

18. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Holder’s material rights under this Agreement without the Holder’s consent.

19. No Impact on Other Benefits. The value of the Holder’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

21. Acceptance. The Holder hereby acknowledges receipt of a copy of the Plan and this Agreement. The Holder has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Holder acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Holder should consult a tax advisor prior to such exercise or disposition.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INNOVATION PHARMACEUTICALS INC.

By:
Name:
Title:

[EMPLOYEE NAME]

Name:

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